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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

PRIMEDIA Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other Jurisdiction of Incorporation or Organization)	1-11106 (Commission File Number)	13-3647573 (I.R.S. Employer Identification No.)
745 FIFTH AVENUE, NEW YORK, NEW YORK (Address of principal executive offices)
10151 (Zip Code)

Registrant's telephone number, including area code: (212)-745-0100

Item 1.01

        On February 17, 2005, PRIMEDIA entered into an agreement to sell all of the stock of its subsidiary About, Inc. to the New York Times Company in an all-cash transaction valued at approximately $410 million. This divestiture is subject to customary regulatory approvals and is expected to be completed late in the first quarter or early in the second quarter of 2005.

Item 8.01    Other Events

        On February 27, 2005, PRIMEDIA Inc. issued a press release relating to its About, Inc. subsidiary. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01    Financial Statements and Exhibits

        (c) Exhibits

        Exhibit 99: Press Release of PRIMEDIA Inc., dated February 27, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)
Date: February 18, 2005	By:	/s/ BEVERLY C. CHELL Beverly C. Chell Vice Chairman and Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description
99	Press Release of PRIMEDIA Inc., dated February 17, 2005

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SIGNATURES
INDEX TO EXHIBITS